SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                               (Amendment No. __)

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    240.14a-12

                             USAA Mutual Fund, Inc.
               (Name of Registrant as Specified In Its Charter)
       _________________________________________________________________
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                         if other than the Registrant)

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

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






PROXY 2003:
APPROVE A PLAN TO LIQUIDATE THE USAA GLOBAL TITANS INDEX FUND












THE ENTIRE CONTENTS OF THIS BOOKLET ARE FOR TRAINING PURPOSES ONLY. THIS IS FOR INTERNAL USE ONLY AND NOT FOR DISTRIBUTION TO THE PUBLIC.



SEPTEMBER 22, 2003
CARMEN HERNANDEZ
6-7647

RECORD DATE:
   o Thursday, September 18, 2003 (all shareholders of record of the USAA Global Titans Index Fund as of the close of business on September 18, 2003 are entitled to vote).

SHAREHOLDER MEETING:
   o Tuesday, November 18, 2003 at 2:00 p.m. CST at the McDermott Auditorium in the USAA Building.

PROPOSAL:
There is ONE proxy statement with ONE proposal. The proposal is to approve a Plan of Liquidation providing for liquidation of the USAA Global Titans Index Fund (the Fund).

EACH PROXY ENVELOPE WILL INCLUDE:
         1.  Summary (A Message  from the  Chairman  and Summary of Proposal)
         2.  Proxy  Information  (Voting  Instructions)
         3.  Proxy Statement
         4.  Proxy Card
         5.  Return Envelope

PROXY VOTING MAY BE DONE IN ONE OF FOUR WAYS:
---------------------------------------------
         1.  On the INTERNET at WWW.PROXYVOTE.COM
         2.  Call special toll-free number, 1-800-690-6903
         3.  Mark, sign, date and mail the proxy card
         4.  In person at the shareholder meeting

         NOTES:
         For voting options #1 and #2 above, the shareholder must have his/her control number to vote.
         For this Proxy, we will not have an electronic meeting room available for voting in person; however, other voting means will be available.

SHAREHOLDERS MAY MAKE PROXY INQUIRIES BY CALLING:
         1-800-531-8448

COMMUNICATION:
   o      Proxy mail date: September 29,2003.
   o      ENEWS communication to all USAA employees: September 8.
   o      SELECT, PIM and SFA outbound call campaign: October 8/9.
   o      Greater than $10,000  account  value  outbound  call voting  campaign:
          October 10.
   o      Less than $10,000 account value outbound call share movement campaign:
          October 10.
   o      For this Proxy, we will not require the services of a proxy solicitor.
   o      A letter will be mailed with the liquidation checks.

TRANSACTION PROCESSING:
   o Processing of liquidating distributions is anticipated to be November 24, 2003. If the plan of liquidation is approved, the last day to place a purchase or redemption order is November 18.

NUMBER OF ACCOUNTS:
   o      Approximately 2000 Mutual Fund accounts.
   o      Approximately 90 held in Brokerage positions.

The following definitions are provided to better understand the proxy:

ADJOURNED (ADJOURNMENT)       To suspend until a later stated time.

ABSTENTION                    Abstentions will assist the Company in obtaining a
                              quorum,  but will have the  effect of a "no" vote.
                              This  means that if we need 50.1% of the voters to
                              VOTE, the yes, no and abstain votes  represent the
                              50.1%  response.  BUT, in achieving  the necessary
                              votes to --- approve the  proposal,  an abstention
                              hurts  because  it goes  against  the  "for"  vote
                              percentage.   Because   abstentions   and   broker
                              non-votes are treated as shares present but not voting, any abstentions and broker non-votes will have the effect of votes "AGAINST" the proposal.

MAJORITY Approval of the Liquidation Plan will require a "FOR" vote by a "majority of the outstanding voting securities" of the Fund. For this purpose, this means a "FOR" vote by the lesser of

                              (i) more than 50% of the outstanding shares of the Fund entitled to vote at the shareholder meeting, or

                              (ii) 67% or more of the shares of the Fund present at the meeting, if more than 50% of the outstanding shares of the Fund are present at the meeting in person or by proxy.

                              Typically, Item (ii) is the lesser amount.

QUORUM The minimal number who must be present for valid transaction of business. (EX: We need 50.1% of the voters to VOTE either in person or by voting with their proxy. The yes, no and abstain votes represent the 50.1% response. Approval of the Liquidation Plan will require quorum.

PROPOSAL:
   o      To Approve a Plan to Liquidate  the USAA Global Titans Index Fund (the
          Fund).

WHY IS THE FUND BEING LIQUIDATED?
Barclays Global Fund Advisors (Barclays) recently provided notice of its intention to resign as the Fund's subadviser effective November 30, 2003. IMCO advised the Board of Directors of the results of its search for a replacement subadviser at a meeting held on August 5, 2003.

The Board determined that the liquidation of the Fund is in the best interests of the Fund and its shareholders for the following reasons: o the search for a subadviser to replace Barclays yielded no viable alternative;
   o the Fund's assets have not grown as projected, leaving the Fund too small to be economically viable;
   o as a result of the Fund's small asset base of $17.5 million, the Fund's expense ratio of 2.43% remained at a level that is not competitive were it not for IMCO's continued voluntary expense limitation arrangement with the Fund;
   o it is unlikely that the Fund will experience sufficient sales of shares in the foreseeable future to increase its assets to a level that would make it economically viable; and
   o possible alternatives to liquidation, including merging the Fund into another USAA fund, may not be advantageous to the Fund and its shareholders.

PROVISIONS OF THE LIQUIDATION PLAN:
After approval of the Plan, the Fund would:
   o Pay those shareholders still invested in the Fund on the liquidation date their percentage of the Fund's remaining assets, after payment of all the Fund's expenses.
   o The Fund will cease to invest its assets in accordance with its investment objective and will sell all assets of the Fund not already held in cash or cash equivalents.

DISTRIBUTION OF THE FUND'S ASSETS:
The Liquidation Plan provides that, as soon as reasonably practicable after shareholders approve the Liquidation Plan, the distribution of the Fund's assets will be made in one or two liquidating distributions.
   o The first such distribution is expected to consist of cash representing substantially all of the Fund's assets less an estimated amount reserved to pay its liabilities and expenses.
   o A second liquidating distribution, if necessary, is anticipated to be made within 90 days after the first liquidating distribution and will consist of cash from any assets remaining after payment of those liabilities and expenses, the proceeds of any sale of the Fund's assets not sold prior to the first liquidating distribution, and any other miscellaneous Fund income.

WHAT MUST THE SHAREHOLDERS DO TO LIQUIDATE THEIR ACCOUNTS?
Shareholders will receive their respective portions of the liquidating distribution(s) WITHOUT ANY FURTHER ACTION ON THEIR PART.
   o Shareholders who hold their Fund shares in NON-Tax Deferred Accounts will receive checks for their respective portions of the liquidating distribution(s).

   o Shareholders who hold their Fund shares in Tax Deferred Accounts will not receive checks. Instead, they will have their respective portions of the liquidating distributions invested in the USAA Money Market Fund within their Tax Deferred Accounts.

The Plan will not affect a shareholder's right to redeem or exchange the Fund's shares prior to the close of the regular trading session of the New York Stock Exchange on the date shareholders approve the Liquidation Plan. Therefore, A SHAREHOLDER MAY REDEEM IN ACCORDANCE WITH THE REDEMPTION PROCEDURE SET FORTH IN THE FUND'S PROSPECTUS WITHOUT WAITING FOR THE FUND TO TAKE ANY ACTION RESPECTING ITS LIQUIDATION.

The shareholder may voluntarily exchange/redeem the account through the close of business on November 18, 2003. For liquidations after that date, it is anticipated that transactions will process on November 24, 2003.

WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN?
FOR NON-RETIREMENT ACCOUNTS:
Under Internal Revenue Code Section 562(b)(1), the USAA Global Titans Index Fund is able to treat the liquidating distributions as dividends qualifying for the dividends paid deduction. This means that the final liquidation of the fund satisfies the Fund's requirement to distribute its net investment income. As a result of this rule, the Fund will not be required to pass-through its net investment income in the form of a dividend. Instead, the dividend is embedded into the NAV and will be treated as proceeds on redemption/exchange/sale. THE ADVANTAGE IS THAT THE SHAREHOLDERS WILL BE ABLE TO TREAT THE PROCEEDS, FOR PURPOSES OF COMPLETING THEIR INDIVIDUAL TAX RETURN, AS ALL CAPITAL GAIN OR LOSS ON REDEMPTION AS OPPOSED TO TREATING A PORTION AS DIVIDEND INCOME.

If the shareholder VOLUNTARILY redeems or exchanges out of the fund prior to the liquidation date, the proceeds will be reported on Form 1099-B, Proceeds From Broker or Barter Exchange Transactions. Taxpayers will report these proceeds on Form 1040, Schedule D. They will also need to report their tax basis in order to calculate a capital gain or loss. Whether the gain or loss is long-term or short-term will depend on the shareholder's holding period. Shares held for one year and one day qualify as long-term. Long-term capital gains are taxed at a maximum rate of 15%. Net capital losses (losses in excess of capital gains) will offset ordinary income subject to a $3,000 a year limitation. Capital losses in excess of $3,000 will carryforward to subsequent years offsetting ordinary income earned in future periods; capital losses carry forward indefinitely.

If the liquidation is INVOLUNTARY (the shareholder did not liquidate out of the fund before the Liquidation Plan was approved by the Fund's shareholders), proceeds to shareholders will be reported on Form 1099-DIV, Dividends and Distributions, Box 8, "Cash liquidating distributions". Taxpayers will report these proceeds on Form 1040,

Schedule D. Shareholders will also need to report their tax basis in the Fund in order to calculate a capital gain or loss (see explanation above).

FOR RETIREMENT ACCOUNTS:
The receipt of liquidating distributions in retirement accounts GENERALLY WILL NOT BE TREATED AS A TAXABLE EVENT TO THE BENEFICIARY OF THE TAX DEFERRED ACCOUNT.

UNCERTIFIED ACCOUNTS
Shareholders should be aware that the Fund is required to withhold 28% of liquidating distributions payable to any individuals and certain other non corporate shareholders who do not provide the Fund with a correct and valid U.S. taxpayer identification number.

TAX REPORTING
Publication 550, provides some guidance on completing Form 1040 to report liquidating distributions.

OTHER TAX MATTERS
The preceding information generally applies to shareholders who are individual U.S. citizens (other than dealers in securities) or Tax Deferred Accounts and does not address the particular federal income tax consequences that may apply to other shareholders that are, for example, corporations, trusts, estates, tax-exempt organizations, or non-resident aliens; nor does this summary address state or local tax consequences. Shareholders may wish to consult their personal tax advisers concerning their particular tax situations and the impact thereon of receiving liquidating distributions from the fund.

PASSING REQUIREMENT:
Approval of the Liquidation Plan will require a "FOR" vote by a "majority of the outstanding voting securities" of the Fund, as provided in the 1940 Act. For this purpose, this means a "FOR" vote by the lesser of (i) more than 50% of the outstanding shares of the Fund entitled to vote at the shareholder meeting, or
(ii) 67% or more of the shares of the Fund present at the meeting, if more than 50% of the outstanding shares of the Fund are present at the meeting in person or by proxy. Because abstentions and broker non-votes are treated as shares present but not voting, any abstentions and broker non-votes will have the effect of votes "AGAINST" the proposal.

EFFECTIVE:
Immediately, upon approval.

QUESTIONS ANSWERED IN THE PROXY STATEMENT:
   o      What is this document and why are we sending it to you?
   o      Why is the Fund being liquidated?
   o      What are the different ways I can cast my vote?
   o      How does the Board recommend that I vote on the proposal?
   o      Will there be tax consequences as a result of the liquidation?
   o What did the Board consider in reviewing the proposal to liquidate the Fund?
   o      What will happen if shareholders do not approve the Plan?
   o      What are the key provisions of the Plan?
   o      What are the Federal Income Tax consequences of the Plan?
   o      How does the Board recommend that shareholders vote on this proposal?

QUESTIONS SHAREHOLDERS MAY HAVE ABOUT THE PROXY STATEMENT:

   1.   MUST I KEEP MY SHARES IN THE  ACCOUNT  UNTIL  I'M  FORCED TO  LIQUIDATE?
        Shareholders  may   redeem/exchange   without  waiting  for  the  Fund's
        shareholders to approve the liquidation plan.

   2. WHAT IS GOING TO HAPPEN TO THE SHARES LEFT IN THE FUND AFTER SHAREHOLDERS APPROVE THE LIQUIDATION PLAN?
        Many shareholders will receive checks for their respective portions of the liquidating distribution(s) without any further action on their part. Shareholders, however, who hold their Fund shares in Tax Deferred Accounts will not receive checks, but instead will have their respective portions of the liquidating distributions invested in the USAA Money Market Fund within their Tax Deferred Accounts without any further action on their part.

   3. I HOLD THE GLOBAL TITANS INDEX FUND IN MY BROKERAGE ACCOUNT. WHERE CAN I MOVE MY HOLDINGS?
        You can liquidate or exchange to any other fund available through your Brokerage account.

   4. BROKERAGE TAX DEFERRED ACCOUNTS WILL BE TRANSFERRED TO A MONEY MARKET FUND. WHAT ACTION WILL I BE ABLE TO TAKE LATER WITH THE SHARES IN THIS FUND?
        As in the case of other tax deferred money market accounts, NO transactions will be permitted.

   5. IF I EXCHANGE OUT OF THE GLOBAL TITANS INDEX FUND VOLUNTARILY, THIS REDEMPTION WILL BE REPORTED ON FORM 1099-B. IF I REDEEM AS PART OF THE LIQUIDATION PLAN, I'LL GET A CHECK. THESE PROCEEDS WILL BE REPORTED ON THE 1099-DIV, BOX 8 (CASH LIQUIDATING DISTRIBUTIONS). WILL THE TAX TREATMENT BE THE SAME IN EITHER CASE, I.E., CAPITAL GAIN/LOSS? IS THE ONLY REAL DIFFERENCE THE REPORTING FORM?
        The answer to both questions is YES. Shareholders will be able to treat the proceeds, for purposes of completing their individual tax return, as ALL capital gain or loss on redemption as opposed to treating a portion a dividend income. In either case, shareholders will need to report their tax basis in order to calculate a capital gain or loss (short-term or long-term, as applicable).

   6. WHERE CAN I OBTAIN SOME GUIDANCE ON COMPLETING FORM 1040 TO REPORT THE LIQUIDATING DISTRIBUTION?
        You can find some information in Publication 550 (for 2002, it was on page 20).

   7. MY ACCOUNT IS CURRENTLY UNCERTIFIED. WILL YOU WITHHOLD 28% OF THE LIQUIDATING DISTRIBUTION?
        Yes.

     QUESTIONS MSRS MAY HAVE ABOUT THE PROXY STATEMENT:

   1.   WHO WILL PROCESS THE INVOLUNTARY LIQUIDATIONS?
        Gary Lober will be given a list of the remaining Brokerage shareholders. These accounts will be liquidated on November 24. Sandy Sanchez will be given a list of the remaining Mutual Fund shareholders. It is anticipated that these accounts will be liquidated on November 24.

   2.   HOW MANY OPEN ACCOUNTS DO WE EXPECT TO HAVE ON NOVEMBER 18?
        There's no way to know. However, our outbound service call campaign should result in most of the Brokerage and Mutual Fund accounts being liquidated. We are hoping for less than ten Brokerage accounts and, less than 200 Mutual Fund accounts to be liquidated as part of the liquidation plan. But, we won't know for sure until November 18.

   3. WILL THE OUTBOUND SERVICE CALL CAMPAIGN CONCENTRATE ON VOTES OR SHARE MOVEMENT?
        For shareholders with an account value of $10, 000 or more, the service call will focus first on obtaining a vote, and second on offering other investment options. For shareholders with an account value of $10,000 or less, the service call will focus on other investment options. Our primary focus for all shareholders is to have them VOLUNTARILY move their shares.

   4. WHAT ABOUT TRANSACTIONS THAT SHOULD HAVE BEEN PROCESSED PRIOR TO NOVEMBER 18, BUT WEREN'T? OR, THOSE THAT PROCESSED FOR THE WRONG AMOUNT OR ON THE WRONG TRADE DATE?
        The SMART teams will handle all problem resolutions on a case-by-case basis.

   5.   WHY IS THE FUND BEING LIQUIDATED?
        The Board determined that the liquidation of the Fund is in the best interests of the Fund and its shareholders for the following reasons:
          o the search for a subadviser to replace Barclays yielded no viable alternative;
          o the Fund's assets have not grown as projected, leaving the Fund too small to be economically viable;
          o as a result of the Fund's small asset base of $17.5 million, the Fund's expense ratio of 2.43% remained at a level that is not competitive were it not for IMCO's continued voluntary expense limitation arrangement with the Fund;
          o it is unlikely that the Fund will experience sufficient sales of shares in the foreseeable future to increase its assets to a level that would make it economically viable; and
          o possible alternatives to liquidation, including merging the Fund into another USAA fund, may not be advantageous to the Fund and its shareholders.

   6. WAS THE CONTRACT WITH BARCLAYS WRITTEN IN SUCH A WAY THAT THEY OR WE COULD TERMINATE IT AT ANY TIME?
        Subadvisory agreements typically include provisions allowing the subadviser, the adviser, the Board, and the shareholders to terminate the agreements, if certain conditions are met. In this case, Barclays had to provide IMCO with 60 days' written notice.

   7.   WHAT IS USAA DOING TO PROTECT ITS SHAREHOLDERS AGAINST LOSSES?
        Barclays is continuing to manage the Fund in accordance with the objective and strategies set forth in the Fund's prospectus.

   8.   IS IT POSSIBLE THIS WILL HAPPEN AGAIN WITH ANOTHER SUBADVISER?
        Yes.